UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2010

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CTM MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-53718	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Largo Drive South Stamford, CT	06907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 323-5161

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 16, 2010, the Board of Directors (the “Board”) of CTM Media Holdings, Inc. (the “Registrant”), in light of the Registrant’s significant cash position, the positive impact of the recent declaration and payment of the one-time $0.25 per share dividend and the lack of near-term needs or opportunities for deployment of the Registrant’s cash, determined to declare the payment of a cash dividend for its fourth quarter in the amount of $0.06 per share (approximately $500,000 in the aggregate) which, subject to confirmation by the Registrant’s management that there is sufficient surplus as of the proposed payment date, will be paid on or about June 15, 2010 to stockholders of record as of May 3, 2010 of the Registrant’s Class A common stock, Class B common stock and Class C common stock. The declaration of any future dividend will be at the discretion of the Board and will depend on the Registrant’s financial condition, results of operations, capital requirements, business conditions and other factors, as well as a determination by the Board that dividends are in the best interest of the Registrant’s stockholders.

Forward-Looking Statements
This Current Report on Form 8-K contains statements that constitute forward-looking statements. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will," “intend” or similar statements or variations of such terms or otherwise express views concerning trends and the future.  Such forward-looking statements involve certain risks and uncertainties, including risks cited in reports filed by CTM Media Holdings, Inc. with the Securities and Exchange Commission.  Actual results may differ materially from such forward-looking statements. CTM Media Holdings, Inc. assumes no obligation for updating any such forward-looking statement at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTM MEDIA HOLDINGS, INC.

By:	/s/ Marc E. Knoller
Name:	Marc E. Knoller
Title:	Chief Executive Officer

Dated: March 17, 2010